UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934   (Amendment No.     )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BUNGE LIMITED

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Correction to Notice of Annual General Meeting and 2021 Proxy Statement

On March 23, 2021, Bunge Limited (the “Company”), in connection with its 2021 Annual General Meeting on May 5, 2021 (the “Annual General Meeting”), filed with the Securities and Exchange Commission its (a) definitive Notice of Annual General Meeting and 2021 Proxy Statement on Schedule 14A (the “Proxy Statement Filing”) and (b) Notice of Internet Availability of Proxy Materials and copy of the Proxy Card for the Annual General Meeting (the “Notice and Proxy Card Filing”).

The copy of the Proxy Card included in the Proxy Statement Filing contained the following errors:

•	Proposals 5 and 6 were incorrectly numbered

Corrected

o	Proposal 5 is a shareholder proposal regarding a report on the soy supply chain.
o	Proposal 6 is a shareholder proposal regarding simple majority vote.

•	Proposal 6, a shareholder proposal regarding a report on the soy supply chain, was incorrectly identified as a proposal that the Board of Directors of the Company recommends a vote “against”.

Corrected

o	The Board of Directors of the Company recommends a vote “For” the shareholder proposal regarding a report on the soy supply chain.

The Proxy Card included in the Notice and Proxy Card Filing correctly numbers each proposal and accurately identifies the recommendations from the Company’s Board of Directors related to each proposal presented before shareholders.  The materials provided to and made available to shareholders in connection with the Annual General Meeting include the correct Proxy Card.

A Proxy Card (corrected) is included with this filing.

BUNGE LIMITED 1391 TIMBERLAKE MANOR PARKWAY ST. LOUIS, MO 63017

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 4, 2021.

Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BG2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 4, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT

We strongly recommend that you vote in advance of the Virtual Annual General Meeting, even if you plan to access the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D36005-P50057 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BUNGE LIMITED THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5: 1. Election of Directors NOMINEES: FOR AGAINST ABSTAIN 1a. Sheila Bair 1b. Carol M. Browner 1c. Paul Fribourg 1d. J. Erik Fyrwald 1e. Gregory A. Heckman 1f. Bernardo Hees 1g. Kathleen Hyle 1h. Henry W. Winship 1i. Mark N. Zenuk [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] [_] For Against Abstain 2. Advisory vote to approve executive compensation. [_] [_] [_] 3. To appoint Deloitte & Touche LLP as Bunge Limited's independent auditors for the fiscal year ending December 31, 2021 and to authorize the audit committee of the Board of Directors to determine the independent auditors' fees. [_] [_] [_] 4. Amendment to the Bunge Limited 2017 Non-Employee Director Equity Incentive Plan to increase the number of authorized shares by 200,000 shares. [_] [_] [_] 5. Shareholder proposal regarding a report on the soy supply chain. [_] [_] [_] THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE AGAINST PROPOSAL 6: 6. Shareholder proposal regarding simple majority vote. [_] [_] [_] NOTE: For any other matter properly coming before the Virtual Annual General Meeting of Shareholders, this proxy will be voted at the discretion of the proxy holder. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D36006-P50057 BUNGE LIMITED VIRTUAL ANNUAL GENERAL MEETING OF SHAREHOLDERS MAY 5, 2021 11:00 AM CENTRAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BUNGE LIMITED The shareholder(s) hereby appoint(s) Gregory A. Heckman, John Neppl, Joseph Podwika or Lisa Ware-Alexander, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of BUNGE LIMITED that the shareholder(s) is/are entitled to vote at the Virtual Annual General Meeting of Shareholders to be held at 11:00 AM, Central Time on May 5, 2021, via live webcast at www.virtualshareholdermeeting.com/BG2021, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. CONTINUED AND TO BE SIGNED ON REVERSE SIDE